EXHIBIT 10.6

CREDIT LINE

HOLDER: ARROW CARS S.L.

C.IF. B92914282.

ADDRESS: AV. MIJAS 1, OFICINA 1. BENALMADENA. MALAGA 29630

(hereinafter the Client)

BANKINTER S.A. with address in Paseo de la Castellana, 29, registered in Madrid's Companys House, in Book 1.857, Page 220, Sheet 9643, ID Tax Number A 28157360, represented by ANNETTE KURZYNSKI, with ID number X6047215D and PALOMA CHAVES PALOMA with ID number 52848877Y, signing this contract the holder and the guarantor mentioned and before the Notary sign this mercantile contract that will be ruled by the following

CONDITIONS

1ST. - CREDIT GRANTED. -

BANK, gives the client a loan for a maximum amount of 250.000,00 EUROS. Within the limit mentioned the client will use the credit only for the purposes outlined in the application thereof. Any movement of the credit will be reflected in a current account opened in the name of the client, whose number matches the outlined at the beginning of this contract empowering the BANK to debit in the account agreed commissions, fees, taxes and any amount due by the client.

1.2. USE OF CREDIT ACCOUNT. -

The client can use and cancel the credit account. The client may do all kinds of banking transactions with debit and credit amounts on the Bank Account.

Consequently they can issue postdated checks, set direct debits, payment of payrolls and any operations it deems appropriate, all prior notice to the BANK.

The client undertake to use only the checks provided by the BANK, being obliged to issue the same with all the requirements of commercial and tax legislation and must be written and signed with indelible substances. BANK declines any responsibility for damages caused if the owner had not used such substances also obliged to keep in safe locked checks received and, in case of theft or loss, to formalize the police reporting and immediately notify to the BANK.

The instructions placed by the client shall indicate the concept of the transaction, clear and precisely, not being forced the BANK to fill orders BANK in its view, with sufficient data to guarantee their authenticity.

The Client authorizes the BANK to charge in his Credit Account checks or postdated checks accepted by the client and served by other entities without necessarily be accompanied by such documents, subject to later delivery or justification.

The client may accept as authorized signature of another person or persons by letter, together with a power of attorney if the client is a legal person, to use the credit account, for and on behalf of those entitled to use it. Such
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authorizations  remain valid while the bank does not receive certified notice of changes in the authorization or they would not be registered at the Company's House.

2ND. - CUSTOMER DATA USE. -

In accordance with current legislation, the CLIENT and the guarantor, in case there is one, authorize the inclusion of their data at the Bank Databases and its / their automated treatment for commercial and operational purposes..

The client and guarantor have right of access, rectification and cancellation, and accept their data may be transferred for commercial and management to other companies part of the Bank Company group or serving BANK. These companies that are authorized to send information in relation any goods or services marketed or marketable, being able to be revoked this authorization at any time.

3RD. - TERM AND EARLY TERMINATION. -.

The term of this contract is indefinite from the date of this policy. While either party can unilaterally cancel it, giving notice to the other with 30 days notice.

The Bank reserves the right to, once the credit is cancelled, prevent the disposal of any amount to the credit facility, accepting no charge on this account, for any reason. This limitation does not affect payments and income made ??before the due expiry has been communicated. This faculty may be exercised by the Bank since, under the preceding paragraph, notify the other party the expiry date of the loan.

4TH. - INTERESTS. -

Any interests, agreed commissions, or any other costs due by the client will be considered charges in the credit account. It will be considered income any payment into the credit account.

4.1. The annual interest rate for the bank will be the sum of the initial reference index and the differential:

Initial reference index: 0,75%

Differential interest: 2,50%

Thus the initial interest rate applicable to this loan is: 3,25%

4.2. During the term of this contract the reference index is average Euribor over three-months published daily by the European Banking Federation for deposits in Euros over three months, calculated by European Banking Federation of the rates offered by a sample of banks for operations of similar rating Banks and disseminated by Reuters on its Web EURIBOR.

If this interest rate cease to exist or was not possible to calculate the interest, making impossible the use of it, the new interest rate will be the new interbank rate applicable in Spain.

In case this interest rate does not exist, the new base rate to be applied will consist in a basic index of reference, calculated with the simple arithmetic average of the preferential interest rates published by SA BBVA, BSCH SA and BANCO POPULAR S.A., or any entity resulting from the merger or consolidation of the same, corresponding to the previous month of the review plus three per cent. In the absence of publication of the indexes by one of them, the publication of the two remaining will be used, or the remainder, in case.

4.5. Working days will be considered that have such character in the Madrid Interbank Market.

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4.6. In case of  variation  BANKINTER  will notify the Client the new  reference rate, according to the provisions of the previous paragraphs, the resulting interest rate and its effective date by letter, to the address provided in this contract and / or publication in any Journal.

Also will be valid, notification via telephone, fax or computer when the Bank and the Client have agreed these communication channels.

According to the Rules 6 and 8 of Rule 8/1990 of the Bank of Spain, the Bank may change the interest rate applicable to this transaction, after complying with the requirements and conditions set forth in each Rule. BANKINTER communicate the reference rate and date of validity by letter or by publication in newspapers.

4.7. In the event the client does not accept the reference rate, within 15 days from the validity date of the new type, the client should let it know to BANKINTER and repay principal and interest in accordance with the last rate applicable. In case the Client does not reimburse to BANKINTER on time, as indicated, BANKINTER may consider the credit expired, closing the account and requiring repayment of the balance. The silence of the client during that period shall be deemed as acceptance of the new reference rate notified by the BANK.

4.8. If the interest rate will very more than once per month, the Bank will notify the client once every 30 days the changes produced during that period, being the term of 15 days mentioned above counted since the validity date of the last interest rate applicable.

4.9. The interest will accrue daily and be settled following the last day of each quarter or the corresponding date if the credit is canceled early.

4.10. Interest shall be payable upon settlement.

4.11. The formula agreed between the parties to calculate the amount of interest earned will be:

Interest = Principal x Revenue x term/36.000

Capital: Average balance provided during the settlement period.

Revenue: Nominal interest rate.

Term: Calendar days of the settlement period.

4.12. According to the current regulations for information is set as APR the percentage calculated as indicated in Annex V of the Rule 8/1990 of 7 September Bank of Spain or later Rules that supersede or modify.

4.13. The APR is calculated under the assuming the total use of the credit and does not include additional costs, which will be borne to the Client.

4.14. To determine the APR it has been used the annual interest rate mentioned in clause 4.1.

4.15. The interest will be accrued daily and will be settled quarterly. The resulting daily credit balance in the account will accrue interest at a rate 0.00% to the client. The formula agreed for the payment of interest will be:

Interest = Capital x Yield x time/36.600 (in leap years).

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5TH. - OVERDRAWN INTERESTS.-

The lack of payment of the agreed interest, or the principal of the loan principal at maturity, will accrue automatically, on the following day to the maturity date, the current interest plus 9.50%, without further notification.

5.2. The same interest will accrue amounts due for commissions, interests or repayment installments not paid within the time stipulated in this contract.

5.3. Such interest shall accrue from day to day and will be settled quarterly. If the lack of payment exceeds the period of 90 days, the interest will not be settle until the debt will be paid and the interest applicable will be those set in this contract.

5.4. The same interests applies to the capital, interest, fees and expenses, will produce to the account closed, until BANKINTER will be fully repaid in accordance with the provisions of Article 316 of the CC

5.5. Interest due and unpaid upon settlement, whether ordinary or referred to in this clause, shall be considered as capital increase and since then will accrue new interests in accordance with the provisions of Article 317 CC.

6TH. - COMMISSIONS. -

As a commission, the Client will pay to the Bank, the following:

-Opening commission: defined as the percentage to be applied over the total credit granted, when the client accepts it, and for once, to be 0.5%

-Study commission: 0.00% on credit limit.

- Non Use Commission: defined as the percentage to be applied on the total amount of credit not used by the client, to be 0.25%, over the average balance used during the quarter. This commission is accrued daily and is settled on the following day to the last day of each quarter.

- Overdrawn Commission: defined as the percentage received by the BANK, regardless of the agreed interest, over the overdrawn amount of the credit, being 0.5% and settled quarterly.

- Maintenance and Administration Commission of 60.10 EUROS per year, this fee is accrued and settled following day to the last day of each quarter.

- Commission for renewal of 0.50% over the maximum credit available. The Bank may, on an annual basis, request the Client to provide the appropriate documentation to study and analyze its financial situation. This commission is payable on the last day of the period of validity.

7TH. - COMPENSATION OF CREDITS AND DEBTS. -

The Client agrees to Set in favor of the bank the right to compensate debts of the client with credits whatsoever, supplemented as necessary with a mandate or express authorization by the Client and the guarantor given to the Bank by this contract. The client authorize the Bank until the credit account will be fully cancelled, to apply to its capital, interests or fees, any amounts existing in cash exist in favor of the client or guarantor in all kind of accounts in the Bank, even fixed deposits, postdated check or similar credits in favor of the client or the guarantor. This authorization includes the faculty to close

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accounts,  cash  postdated  checks or similar  documents,  cancel  deposits  and securities, even without the title requirement collection or receipt that the bank issued.

Equally the BANK is authorized to charge in the credit account, overdrafts of as many accounts the client is holding.

8TH. - INFORMATION. -

BANKINTER will consider the address of the client and the guarantor those set in this contract or those that have been notified by certified post to the Bank.

Although the notifications made by the bank in the above mentioned addressed will be refused or received by third parties, they will be considered valid.

8.2. During the term of this contract the client will provide to BANKINTER with all the information which could affect their obligations with the Bank.

8.3. Especially but not restricted to it the Bank can request from the Client the following information:

a) Financial Information: Annual Accounts, produced as per the Standard Accounting principles accepted in Spain.

b) Certificate of payments and charges to third parties.

c) Facts that can affect the solvency of the client.

d) Copies of the Annual Company General Meetings.

e) Conversations about Company restructuring.

 9TH. - CANCELLATION OF CONTRACT. -

Notwithstanding the agreed term, the Bank may cancel the credit early and demand what is owed as capital, interest, fees and other expenses in the event of breach of any of the conditions agreed to in this contract, which is of commercial nature. Especially is cause of early termination of the contract the lack of payment when due of any interest settlements and commissions as well as deposit the Client the amounts needed for partial redemption when between the parties.

The BANK, can also terminate this contract if the solvency of the client or guarantor, has suffered a reduction, especially in the event of bankruptcy or insolvency proceedings of any kind. The client can replace the cancellation of the contract with additional security or with a new guarantor, in addition to or instead of the existing in this contract.

10TH. - LEGAL ENFORCEMENT. -

This contract as is formalized in front of a Notary intervention may be legally enforced. In order the contract to be enforced will only be necessary to submit this contract together with appropriate certification pursuant to the provisions of Article 517.2.5 (degree) of the Civil Procedure Act and for the purposes of the provisions of Article 572, the parties expressly agree that the amount payable in case of enforcement, will be the one included in the certification to that effect issued by the bank, which will contain the current account balance once practiced the corresponding settlement, which will be certified by a Notary

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Public. The certificate from the Notary must state that the balance matches with the remaining balance in the credit account and that settlement has practiced as agreed in this policy.

In case of enforcement the BANK may choose to claim from all or some of the clients or creditor as they are equally and jointly liable for the obligations set in this contract.

11TH. - EXPENSES. -

The client will be responsible of all costs, fees, taxes, duties, fees, levies and duties of any kind levied directly, now or in the future, for this contract. Also the client will be responsible of all legal fees, although the intervention of the lawyer was optional, if the bank use them if the client breachs the conditions of the contract.

12TH.- GUARANTEE.-

12.1. The guarantors of this contract is oblige together and jointly with the Client to fulfill the obligations of this contract, especially those related to capital, interest and commissions payments.

12.2 The client will notify the guarantor any changes in the interests applicable, not being BANKINTER obliged to do it.

The guarantor cannot claim he is not been informed by the client of the interest rate applicable to refuse payment.

12.3 The guarantee will be extended until the debt with the bank will be settled in full.

13TH. - ASSIGNMENT. -

The Bank may assign to any person or Company all or any of the rights, actions and obligations under this contract by notifying the assignment to the Client by telegram addressed to the address stated in this contract .

14TH. - PARI PASSU CLAUSE. -

The client is obliged to maintain the creditor position for this credit line during the whole term of it. In case the client will not maintain this position, the Bank will be allowed to cancel this contract.

15TH. - GENERAL CONDITIONS. -

 In accordance with the provisions of the LGCC (Law 7/98 of April 13, 1998). The Clauses of this contract have the status of conditions except those governing the contract amount, maturity, repayments, interest rate and fees. These conditions have been individually negotiated with the client.

In Marbella, on the 4th of August 2.009.

THE CLIENT/ ARROW CARS S.L.                            BANK (PP)

PP. JEREMY DEAN HARRIS                                 ANNETTE KURZYNSKI

THE GUARANTOR/ JEREMY DEAN HARRIS                      PALOMA CHAVES PALOMA

                                                       Signature and notary seal

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